                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 18, 2005

                        --------------------------------

                          QUANTA CAPITAL HOLDINGS LTD.
             (Exact name of registrant as specified in its charter)

                        --------------------------------

                        Commission File Number: 000-50885

                 BERMUDA                                     N/A
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                  Identification No.)

                         1 Victoria Street, Fourth Floor
                                  Hamilton HM11
                                     Bermuda
              (Address of principal executive offices and zip code)

                                  441-294-6350
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On March 18, 2005, Michael J. Murphy commenced transitioning from his position as the Chief Operating Officer of the Registrant to his new role as
Chairman of the Office of Strategic Innovation of the Registrant. Mr. Murphy
will remain the Deputy Chairman of the Board of Directors of the Registrant. The
Registrant has initiated a search for a new chief operating officer.

         Michael J. Murphy's employment agreement dated July 17, 2003 provides that he shall serve as Deputy Chairman and Chief Operating Officer of the
Registrant and that his duties shall not, without his consent, include tasks and responsibilities that would be inconsistent with those of Deputy Chairman and
Chief Operating Officer. Mr. Murphy and the Registrant have agreed to replace his title and duties as "Chief Operating Officer" with those of "Chairman of the
Office of Strategic Innovation" in an Amendment to Employment Agreement dated
March 18, 2005. The remaining material terms of the Employment Agreement remain unchanged.

ITEM 5.01   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

         See Item 1.01 above.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

         Exhibit
         Number     Description
         ------     -----------
         10.1       Amendment to Employment Agreement dated as of March 18, 2005 between Quanta Capital Holdings Ltd. and Michael J. Murphy.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 QUANTA CAPITAL HOLDINGS LTD.

          Date: March 21, 2005                      /s/ Tobey J. Russ
                                              ---------------------------------
                                                        Tobey J. Russ
                                                   Chief Executive Officer